Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Christine Simeone	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2024 AND
FULL-YEAR 2024 FINANCIAL RESULTS

Fourth quarter highlights
•Revenue of $1.020 billion, up 3% year-over-year and when adjusted for foreign exchange*
•Security and compute revenue represented 69% of total revenue in the fourth quarter and grew 16% year-over-year and 17% when adjusted for foreign exchange*
•GAAP net income per diluted share of $0.91, down 12% year-over-year and down 9% when adjusted for foreign exchange*, and non-GAAP net income per diluted shared* of $1.66, down 2% year-over-year and flat when adjusted for foreign exchange*

Full-year highlights
•Revenue of $3.991 billion, up 5% year-over-year and when adjusted for foreign exchange*
•Security and compute revenue represented 67% of total revenue in 2024 and grew 18% year-over-year and when adjusted for foreign exchange*
•GAAP net income per diluted share of $3.27, down 7% year-over-year and down 4% when adjusted for foreign exchange*, and non-GAAP net income per diluted share* of $6.48, up 5% year-over-year and up 6% when adjusted for foreign exchange*

CAMBRIDGE, Mass. – February 20, 2025 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cybersecurity and cloud computing company that powers and protects business online, today reported financial results for the fourth quarter and full-year ended December 31, 2024.

"Akamai delivered a solid fourth quarter, demonstrating robust profitability and sustained momentum across our security and cloud computing solutions," said Dr. Tom Leighton, Akamai's Chief Executive Officer. "We are encouraged by our latest results and the market adoption of our newest product innovations. As we head into 2025, our focus on delivering sustainable profitability across all areas of our business, coupled with our ongoing transformation into a leading cybersecurity and cloud solutions provider, positions us for long-term success."

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2024:

Revenue: Revenue for the fourth quarter was $1.020 billion, a 3% increase over fourth quarter 2023 revenue of $995 million and a 3% increase when adjusted for foreign exchange.* Total revenue for 2024 was $3.991 billion compared to $3.812 billion for 2023, up 5% year-over-year and when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue for the fourth quarter was $535 million, up 14% year-over-year and when adjusted for foreign exchange.* Security revenue for 2024 was $2.043 billion, up 16% year-over-year and when adjusted for foreign exchange.*

•Delivery revenue for the fourth quarter was $318 million, down 18% year-over-year and when adjusted for foreign exchange.* Delivery revenue for 2024 was $1.318 billion, down 15% year-over-year and down 14% when adjusted for foreign exchange.*

•Compute revenue for the fourth quarter was $167 million, up 24% year-over-year and up 25% when adjusted for foreign exchange.* Compute revenue for 2024 was $630 million, up 25% year-over-year and when adjusted for foreign exchange.*

Revenue by geography:

•U.S. revenue for the fourth quarter was $530 million, up 3% year-over-year. U.S. revenue for 2024 was $2.076 billion, up 5% year-over-year.

•International revenue for the fourth quarter was $490 million, up 2% year-over-year and up 4% when adjusted for foreign exchange.* International revenue for 2024 was $1.916 billion, up 4% year-over-year and up 5% when adjusted for foreign exchange.*

Income from operations: GAAP income from operations for the fourth quarter was $148 million, a 20% decrease from fourth quarter 2023 income from operations of $185 million. GAAP operating margin for the fourth quarter was 15%, down 4 percentage points from the same period last year. GAAP income from operations for 2024 was $533 million, a 16% decrease from the prior year's GAAP income from operations of $637 million. Full-year GAAP operating margin was 13%, down 4 percentage points from the same period last year.

Non-GAAP income from operations* for the fourth quarter was $298 million, a 2% decrease from fourth quarter 2023 non-GAAP income from operations* of $303 million. Non-GAAP operating margin* for the fourth quarter was 29%, down 1 percentage point from the same period last year. Non-GAAP income from operations* for 2024 was $1.167 billion, a 3% increase from the prior year's non-GAAP income from operations* of $1.136 billion. Full-year non-GAAP operating margin* was 29%, down 1 percentage point from the same period last year.

Net income: GAAP net income for the fourth quarter was $140 million, a 13% decrease from fourth quarter 2023 GAAP net income of $161 million. GAAP net income for 2024 was $505 million, an 8% decrease from the prior year's GAAP net income of $548 million.

Non-GAAP net income* for the fourth quarter was $254 million, a 3% decrease from fourth quarter 2023 non-GAAP net income* of $263 million. Non-GAAP net income* for 2024 was $996 million, a 4% increase from the prior year's non-GAAP net income* of $960 million.

EPS: GAAP net income per diluted share for the fourth quarter was $0.91, a 12% decrease from fourth quarter 2023 GAAP net income per diluted share of $1.03 and a 9% decrease when adjusted for foreign exchange.* GAAP net income per diluted share for 2024 was $3.27, a 7% decrease from the prior year's GAAP net income per diluted share of $3.52 and a 4% decrease when adjusted for foreign exchange.*

Non-GAAP net income per diluted share* for the fourth quarter was $1.66, a 2% decrease from fourth quarter 2023 non-GAAP net income per diluted share* of $1.69 and flat when adjusted for foreign exchange.* Non-GAAP net income per diluted share* for 2024 was $6.48, a 5% increase from the prior year's non-GAAP net income per diluted share* of $6.20 and a 6% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* for the fourth quarter was $429 million, a 1% increase from fourth quarter 2023 Adjusted EBITDA* of $426 million. Adjusted EBITDA* for 2024 was $1.682 billion, a 5% increase from the prior year's Adjusted EBITDA* of $1.608 billion.

Supplemental cash information: Cash from operations for the fourth quarter was $344 million, or 34% of revenue. Cash from operations for 2024 was $1.519 billion, or 38% of revenue. Cash, cash equivalents and marketable securities was $1.872 billion as of December 31, 2024.

Share repurchases: The Company spent $138 million in the fourth quarter of 2024 to repurchase 1.4 million shares of its common stock at an average price of $97.43 per share. For the full-year 2024, the Company spent $557 million to repurchase 5.6 million shares of its common stock at an average price of $99.14 per share. The Company had 150 million shares of common stock outstanding as of December 31, 2024.

Financial guidance: The Company reports the following financial guidance for the first quarter and full year 2025:

	Three Months Ending March 31, 2025		Year Ending December 31, 2025
	Low End	High End	Low End	High End
Revenue (in millions)	$1,000	$1,020	$4,000	$4,200
Non-GAAP operating margin *	28%	28%	28%	28%
Non-GAAP net income per diluted share *	$1.54	$1.59	$6.00	$6.40
Non-GAAP tax rate*	19.5%	19.5%	19.5%	19.5%
Shares used in non-GAAP per diluted share calculations * (in millions)	152	152	152	152
Capex as a percentage of revenue *	24%	24%	19%	19%

The guidance that is provided on a non-GAAP basis cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items Akamai excludes from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items Akamai excludes and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies Call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode 3157633. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence and global operations team provide defense-in-depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale and expertise they need to grow their business with confidence. Learn more about Akamai’s cloud computing, security and content delivery solutions at akamai.com and akamai.com/blog, or follow Akamai Technologies on X, formerly known as Twitter, and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$517,707	$489,468
Marketable securities	1,078,876	374,971
Accounts receivable, net	727,687	724,302
Prepaid expenses and other current assets	253,827	216,114
Total current assets	2,578,097	1,804,855
Marketable securities	275,592	1,431,354
Property and equipment, net	1,995,071	1,825,944
Operating lease right-of-use assets	1,006,738	908,634
Acquired intangible assets, net	727,585	536,143
Goodwill	3,151,077	2,850,470
Deferred income tax assets	483,249	418,297
Other assets	151,376	124,340
Total assets	$10,368,785	$9,900,037
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130,447	$146,927
Accrued expenses	370,888	352,181
Deferred revenue	149,222	107,544
Convertible senior notes	1,149,116	—
Operating lease liabilities	259,134	222,944
Other current liabilities	32,516	6,442
Total current liabilities	2,091,323	836,038
Deferred revenue	26,314	23,006
Deferred income tax liabilities	16,066	24,622
Convertible senior notes	2,396,695	3,538,229
Operating lease liabilities	829,660	774,806
Other liabilities	130,370	106,181
Total liabilities	5,490,428	5,302,882
Total stockholders’ equity	4,878,357	4,597,155
Total liabilities and stockholders’ equity	$10,368,785	$9,900,037

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$1,019,939	$1,004,679	$995,017	$3,991,168	$3,811,920
Costs and operating expenses:
Cost of revenue (1) (2)	414,356	408,806	393,397	1,620,793	1,511,063
Research and development (1)	120,245	120,347	109,202	470,876	406,048
Sales and marketing (1)	144,621	138,551	135,256	556,781	533,226
General and administrative (1) (2)	155,544	159,957	155,575	621,785	600,851
Amortization of acquired intangible assets	25,614	24,368	16,833	92,081	66,751
Restructuring charge (benefit)	11,499	82,013	(32)	95,441	56,643
Total costs and operating expenses	871,879	934,042	810,231	3,457,757	3,174,582
Income from operations	148,060	70,637	184,786	533,411	637,338
Interest and marketable securities income, net	22,746	23,065	23,981	100,280	45,194
Interest expense	(6,735)	(6,735)	(6,884)	(27,117)	(17,709)
Other expense, net	(5,962)	(13,161)	(5,642)	(19,561)	(12,296)
Income before provision for income taxes	158,109	73,806	196,241	587,013	652,527
Provision for income taxes	(18,204)	(15,899)	(35,076)	(82,095)	(106,373)
Gain from equity method investment	—	—	—	—	1,475
Net income	$139,905	$57,907	$161,165	$504,918	$547,629

Net income per share:
Basic	$0.93	$0.38	$1.07	$3.34	$3.59
Diluted	$0.91	$0.38	$1.03	$3.27	$3.52

Shares used in per share calculations:
Basic	150,240	151,435	150,979	151,392	152,510
Diluted	153,091	153,240	157,024	154,346	155,397

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$139,905	$57,907	$161,165	$504,918	$547,629
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	167,949	165,729	147,634	648,410	570,776
Stock-based compensation	99,045	102,607	92,123	393,378	328,467
Benefit for deferred income taxes	(71,206)	(2,541)	(13,224)	(70,268)	(22,987)
Amortization of debt issuance costs	1,588	1,591	1,741	6,521	5,341
Loss (gain) on investments	5,000	—	—	5,066	(311)
Other non-cash reconciling items, net	19,797	41,733	5,019	65,488	50,221
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(50,392)	11,290	(2,941)	(22,300)	(49,203)
Prepaid expenses and other current assets	(20,614)	(717)	(2,623)	(46,094)	(18,726)
Accounts payable and accrued expenses	79,535	(31,765)	20,345	344	(39,825)
Deferred revenue	6,709	(8,719)	(24,098)	20,687	48
Other current liabilities	(15,490)	41,370	(774)	26,860	1,516
Other non-current assets and liabilities	(18,038)	14,057	4,826	(13,839)	(24,507)
Net cash provided by operating activities	343,788	392,542	389,193	1,519,171	1,348,439
Cash flows from investing activities:
Cash paid for business acquisitions, net of cash acquired	—	—	—	(434,066)	(106,171)
Cash paid for asset acquisitions	(127,973)	(66)	(84,637)	(132,835)	(120,985)
Purchases of property and equipment and capitalization of internal-use software development costs	(162,859)	(185,117)	(133,887)	(685,267)	(730,040)
Purchases of short- and long-term marketable securities	(34,535)	(15,519)	(277,053)	(236,176)	(1,461,890)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	81,368	84,849	178,382	685,692	576,917
Other, net	(187)	(375)	1,362	3,973	(6,069)
Net cash used in investing activities	(244,186)	(116,228)	(315,833)	(798,679)	(1,848,238)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	—	—	—	—	90,000
Repayment from borrowings under revolving credit facility	—	—	—	—	(90,000)
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	—	—	1,247,388
Proceeds from the issuance of warrants related to convertible senior notes	—	—	—	—	90,195
Purchases of note hedges related to convertible senior notes	—	—	—	—	(236,555)
Proceeds from the issuance of common stock under stock plans	13,805	19,442	13,426	61,513	62,979
Employee taxes paid related to net share settlement of stock-based awards	(16,061)	(15,868)	(15,312)	(173,176)	(66,222)
Repurchases of common stock	(138,371)	(165,839)	(54,891)	(557,468)	(654,046)
Other, net	(213)	(104)	—	(10,504)	(360)
Net cash (used in) provided by financing activities	(140,840)	(162,369)	(56,777)	(679,635)	443,379
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(12,431)	9,494	11,597	(12,243)	3,868
Net (decrease) increase in cash, cash equivalents and restricted cash	(53,669)	123,439	28,180	28,614	(52,552)
Cash, cash equivalents and restricted cash at beginning of period	572,753	449,314	462,290	490,470	543,022
Cash, cash equivalents and restricted cash at end of period	$519,084	$572,753	$490,470	$519,084	$490,470

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION

	Three Months Ended			Year Ended
(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Security	$534,602	$518,670	$470,977	$2,042,661	$1,765,267
Delivery	317,842	319,132	389,048	1,318,131	1,542,434
Compute	167,495	166,877	134,992	630,376	504,219
Total revenue	$1,019,939	$1,004,679	$995,017	$3,991,168	$3,811,920
Revenue growth rates year-over-year:
Security	14%	14%	18%	16%	14%
Delivery	(18)	(16)	(6)	(15)	(8)
Compute	24	28	20	25	24
Total revenue	3%	4%	7%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
Security	14%	14%	17%	16%	15%
Delivery	(18)	(16)	(7)	(14)	(7)
Compute	25	28	20	25	25
Total revenue	3%	4%	7%	5%	6%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
U.S.	$529,879	$524,611	$516,348	$2,075,533	$1,968,779
International	490,060	480,068	478,669	1,915,635	1,843,141
Total revenue	$1,019,939	$1,004,679	$995,017	$3,991,168	$3,811,920
Revenue growth rates year-over-year:
U.S.	3%	5%	7%	5%	4%
International	2	3	8	4	7
Total revenue	3%	4%	7%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
U.S.	3%	5%	7%	5%	4%
International	4	3	6	5	8
Total revenue	3%	4%	7%	5%	6%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Stock-based compensation:
Cost of revenue	$16,129	$16,566	$11,898	$61,177	$43,802
Research and development	37,843	39,275	36,428	152,114	123,896
Sales and marketing	18,730	21,076	17,895	77,593	66,453
General and administrative	26,343	25,690	25,902	102,494	94,316
Total stock-based compensation	$99,045	$102,607	$92,123	$393,378	$328,467

Depreciation and amortization:
Network-related depreciation	$74,949	$72,546	$63,225	$282,106	$231,500
Capitalized internal-use software development amortization	40,343	41,973	43,919	168,355	176,675
Other depreciation and amortization	15,983	15,998	16,170	63,994	63,860
Depreciation of property and equipment	131,275	130,517	123,314	514,455	472,035
Capitalized stock-based compensation amortization (1)	10,952	10,740	7,379	41,452	31,548
Capitalized interest expense amortization (1)	108	104	108	422	442
Amortization of acquired intangible assets	25,614	24,368	16,833	92,081	66,751
Total depreciation and amortization	$167,949	$165,729	$147,634	$648,410	$570,776

Capital expenditures (2) (3):
Purchases of property and equipment	$122,694	$91,600	$80,408	$383,392	$459,167
Capitalized internal-use software development costs	69,974	72,391	62,355	292,509	258,626
Total capital expenditures	$192,668	$163,991	$142,763	$675,901	$717,793
Capex as a percentage of revenue (3)	19%	16%	14%	17%	19%

End of period statistics:
Number of employees	10,748	10,947	10,281

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized related to cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Year Ended
(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Income from operations	$148,060	$70,637	$184,786	$533,411	$637,338
GAAP operating margin	15%	7%	19%	13%	17%
Amortization of acquired intangible assets	25,614	24,368	16,833	92,081	66,751
Stock-based compensation	99,045	102,607	92,123	393,378	328,467
Amortization of capitalized stock-based compensation and capitalized interest expense	11,264	11,089	7,774	42,910	32,981
Restructuring charge (benefit)	11,499	82,013	(32)	95,441	56,643
Acquisition-related costs	115	5,036	1,189	7,502	13,345
Legal settlements	2,500	—	—	2,500	—
Operating adjustments	150,037	225,113	117,887	633,812	498,187
Non-GAAP income from operations	$298,097	$295,750	$302,673	$1,167,223	$1,135,525
Non-GAAP operating margin	29%	29%	30%	29%	30%

Net income	$139,905	$57,907	$161,165	$504,918	$547,629
Operating adjustments (from above)	150,037	225,113	117,887	633,812	498,187
Amortization of debt issuance costs	1,588	1,591	1,741	6,521	5,341
Loss (gain) on cost method investments	5,000	—	—	5,066	(311)
Gain from equity method investment	—	—	—	—	(1,475)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(42,605)	(41,097)	(18,162)	(154,735)	(89,364)
Non-GAAP net income	$253,925	$243,514	$262,631	$995,582	$960,007

GAAP tax rate	12%	22%	18%	14%	16%
Income tax effect of non-GAAP adjustments and certain discrete tax items	7	(3)	(1)	5	1
Non-GAAP tax rate	19%	19%	17%	19%	17%

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net income per diluted share	$0.91	$0.38	$1.03	$3.27	$3.52
Adjustments to net income:
Amortization of acquired intangible assets	0.17	0.16	0.11	0.60	0.43
Stock-based compensation	0.65	0.67	0.59	2.55	2.11
Amortization of capitalized stock-based compensation and capitalized interest expense	0.07	0.07	0.05	0.28	0.21
Restructuring charge (benefit)	0.08	0.54	—	0.62	0.36
Acquisition-related costs	—	0.03	0.01	0.05	0.09
Legal settlements	0.02	—	—	0.02	—
Amortization of debt issuance costs	0.01	0.01	0.01	0.04	0.03
Loss (gain) on cost method investments	0.03	—	—	0.03	—
Gain from equity method investment	—	—	—	—	(0.01)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.28)	(0.27)	(0.12)	(1.00)	(0.58)
Adjustment for shares (1)	—	—	0.02	0.03	0.02
Non-GAAP net income per diluted share	$1.66	$1.59	$1.69	$6.48	$6.20

Shares used in GAAP per diluted share calculations	153,091	153,240	157,024	154,346	155,397
Impact of benefit from note hedge transactions (1)	(368)	(294)	(1,755)	(744)	(574)
Shares used in non-GAAP per diluted share calculations (1)	152,723	152,946	155,269	153,602	154,823

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the periods presented for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$139,905	$57,907	$161,165	$504,918	$547,629
Net income margin	14%	6%	16%	13%	14%
Interest and marketable securities income, net	(22,746)	(23,065)	(23,981)	(100,280)	(45,194)
Provision for income taxes	18,204	15,899	35,076	82,095	106,373
Depreciation and amortization	131,275	130,517	123,314	514,455	472,035
Amortization of capitalized stock-based compensation and capitalized interest expense	11,264	11,089	7,774	42,910	32,981
Amortization of acquired intangible assets	25,614	24,368	16,833	92,081	66,751
Stock-based compensation	99,045	102,607	92,123	393,378	328,467
Restructuring charge (benefit)	11,499	82,013	(32)	95,441	56,643
Acquisition-related costs	115	5,036	1,189	7,502	13,345
Legal settlements	2,500	—	—	2,500	—
Interest expense	6,735	6,735	6,884	27,117	17,709
Loss (gain) on cost method investments	5,000	—	—	5,066	(311)
Gain from equity method investment	—	—	—	—	(1,475)
Other expense, net	962	13,161	5,642	14,495	12,607
Adjusted EBITDA	$429,372	$426,267	$425,987	$1,681,678	$1,607,560
Adjusted EBITDA margin	42%	42%	43%	42%	42%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Stock-based compensation is an important aspect of the compensation paid to Akamai's employees, which includes long-term incentive plans to encourage retention, performance-based plans to encourage achievement of specified financial targets and also short-term incentive awards with a one year vest. The grant date fair value of the stock-based compensation awards varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including acquired intangible assets, right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and capitalized interest expense – Akamai has convertible senior notes outstanding that mature in 2029, 2027 and 2025. The issuance costs of the convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on cost method investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of cost method investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Legal settlements – Akamai has incurred losses related to the settlement of legal matters. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•Gains and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment, and any gains from returns of investments or impairments. Akamai excludes such income and losses because it does not have direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as the impact of intercompany sales of intellectual property related to acquisitions), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; legal settlements; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; amortization of debt issuance costs; amortization of capitalized interest expense; gains and losses on cost method investments; gains and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,265 million of convertible senior notes due 2029 and the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, Akamai would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2029, 2027 and 2025, unless Akamai's weighted average stock price is greater than $126.31, $116.18 and $95.10, respectively, the initial conversion prices, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; gains and losses on cost method investments; gains and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, stated as a percentage of revenue.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been important contributors to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our international subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage growth rate impacted by foreign currency exchange rates, sometimes referred to as constant currency, is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and related management commentary on our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai, including our outlook, guidance and growth objectives. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, rising and fluctuating interest rates, foreign currency exchange rate fluctuations, securities market volatility and monetary supply fluctuations; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine and the Israel-Hamas war; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; difficulties in integrating our acquisitions and investments; failure to realize the expected benefits of any of our acquisitions, reorganizations or investments; changes to economic, political and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.